Certification

               Pursuant to 18 U.S.C. 1350, the undersigned officer of Monongahela Power Company (the "Company"), hereby certifies, to such officer's knowledge, that the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: 08/14/02 /S/ ALAN J. NOIA Alan J. Noia Chief Executive Officer

Certification

               Pursuant to 18 U.S.C. 1350, the undersigned officer of Monongahela Power Company (the "Company"), hereby certifies, to such officer's knowledge, that the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: 08/14/02 /S/ BRUCE E. WALENCZYK Bruce E. Walenczyk Chief Financial Officer